SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319

(Addresses of Principal Executive Offices, including Zip Code)

(404) 303-4000

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure.

On July 19, 2004, HomeBanc Corp. issued the press release filed with this Current Report as Exhibit 99.1 announcing (i) the completion of its initial public offering of 34,500,000 shares of its common stock, including 4,500,00 shares pursuant to the exercise of the overallotment option of the underwriters, at a price to the public of $7.50 per share, pursuant to the Underwriting Agreement, dated July 13, 2004, by and among HomeBanc Corp. and the representatives of the underwriters, filed with this Current Report as Exhibit 1.1; and (ii) the completion of its sale of 4,250,000 shares of its common stock to GTCR Fund VII/A, L.P. at a price of $7.02 per share, pursuant to the Stock Purchase Agreement, dated July 19, 2004, by and between HomeBanc Corp. and GTCR Fund VII/A, L.P., filed with this Current Report as Exhibit 10.1. In addition, HomeBanc Corp. entered into an Amended and Restated Registration Agreement with GTCR Fund VII/A, L.P. and certain of its affiliates, dated as of July 13, 2004, filed with this Current Report as Exhibit 10.2. The common stock is authorized for listing on the New York Stock Exchange under the symbol “HMB.”

Pursuant to General Instruction F to Form 8-K, the press release attached hereto as Exhibit 99.1, the Underwriting Agreement attached hereto as Exhibit 1.1, the Stock Purchase Agreement attached hereto as Exhibit 10.1 and the Amended and Restated Registration Agreement attached hereto as Exhibit 10.2 are incorporated into this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 13, 2004, by and among HomeBanc Corp. and the representatives of the underwriters.

10.1	Stock Purchase Agreement, dated July 19, 2004, by and between HomeBanc Corp. and GTCR Fund VII/A, L.P.

10.2	Amended and Restated Registration Agreement, dated July 13, 2004, by and among HomeBanc Corp., GTCR Fund VII/A, L.P. and certain affiliates of GTCR Fund VII/A, L.P.

99.1	Press Release, dated July 19, 2004, of HomeBanc Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

By:	/s/ Charles W. McGuire
Name:	Charles W. McGuire
Title:	Executive Vice President,
General Counsel & Secretary

Date: July 19, 2004

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 13, 2004, by and among HomeBanc Corp. and the representatives of the underwriters.

10.1	Stock Purchase Agreement, dated July 19, 2004, by and between HomeBanc Corp. and GTCR Fund VII/A, L.P.

10.2	Amended and Restated Registration Agreement, dated July 13, 2004, by and among HomeBanc Corp., GTCR Fund VII/A, L.P. and certain affiliates of GTCR Fund VII/A, L.P.

99.1	Press Release, dated July 19, 2004, of HomeBanc Corp.